Exhibit 99.1

Marin Software Announces Second Quarter 2023 Financial Results

San Francisco, CA (August 3, 2023) – Marin Software Incorporated (NASDAQ: MRIN), a leading provider of digital marketing software for performance-driven advertisers and agencies, today announced financial results for the second quarter ended June 30, 2023.

“We're proud of this quarter's progress, notably our enhanced support for Google, Facebook, and Amazon's latest features,” said Chris Lien, Marin Software’s Chairman and CEO. “With crucial workflow enhancements, MarinOne enables performance marketers to optimize campaign results more efficiently than ever before.”

Second Quarter 2023 Product Highlights:

•
Expanded our support for Google’s Performance Max to include syncing and reporting for Listing Groups for more detailed reporting and optimization.
•
Added support for Facebook’s Dynamic Creatives, a Facebook ad format that allows users to combine multiple media and multiple ad components, then dynamically mix and match them for the best performing ads.
•
Introduced Amazon Organic Revenue for Shopping Products, a metric column that gives customers information about non-paid sales, resulting from customers discovering and purchasing products without direct advertising. It includes sales from organic search results, browsing, recommendations, and customer reviews and enables users to calculate the total advertising cost of sales.
•
Rolled out our Impression Share and Impression Rank reporting metrics to include Amazon.
•
Introduced the Clients tab, an enhancement from our previous Clients View. This tab allows users to see important high-level data about all of their accounts from a single location.
•
Improved workflow and usability of MarinOne, including: an upgraded URL Builder to streamline the creation process for tracking templates and custom parameters; Favorite and Recent columns making it easier to find frequently used data.
•
Added the ability to white label a MarinOne account by allowing customers to add their own logo in the top-left corner of the platform.
•
Introduced the ability to add client tags via multi-edit, allowing users to use this client-level segmentation in a way that’s easier than ever.
•
Launched a brand new help center with an updated design, improved categorization, and an easier-to-use feedback system.

Second Quarter 2023 Financial Updates:

•
Net revenues totaled $4.4 million, a year-over-year decrease of 8% when compared to $4.7 million in the second quarter of 2022.
•
GAAP loss from operations was ($6.0) million, resulting in a GAAP operating margin of (137%), as compared to a GAAP loss from operations of ($5.6) million and a GAAP operating margin of (119%) for the second quarter of 2022.
•
Non-GAAP loss from operations was ($4.8) million, resulting in a non-GAAP operating margin of (111%), as compared to a non-GAAP loss from operations of ($4.6) million and a non-GAAP operating margin of (98%) for the second quarter of 2022.
•
Cash and cash equivalents were $19.0 million in the aggregate at June 30, 2023.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

In July 2023, after the second quarter of June 30, 2023, we commenced the implementation of a restructuring and reduction-in-force plan to reduce our operating costs (the "2023 Restructuring Plan"), which is expected to result in the reduction of our global employees by approximately 64 employees, representing approximately 37% of our global employees as of June 30, 2023. In addition, we expect to release 14 full-time-equivalent contractors, reducing our total full-time-equivalent employee and contractor workforce by approximately 40% from 195 to 117. We estimate that the 2023 Restructuring Plan will result in estimated pre-tax annualized cost savings of approximately $10.0 million to $13.0 million, of which approximately $9.0 million to $10.0 million is related to the 2023 Restructuring Plan. We expect to begin realizing the savings from the 2023 Restructuring Plan in the three months ended September 30, 2023. We expect to incur approximately $1.0 million to $1.5 million in cash expenditures in connection with the 2023 Restructuring Plan, substantially all of which relates to severance costs.

Financial Outlook:

Marin is providing guidance for its third quarter of 2023 as follows:

Forward-Looking Guidance
In millions

	Range of Estimate
	From	To
Three Months Ending September 30, 2023
Revenues, net	$4.0	$4.4
Non-GAAP loss from operations	(3.3)	(3.0)

Non-GAAP loss from operations excludes the effects of stock-based compensation, amortization of internally developed software, impairment of long-lived assets, capitalization of internally developed software, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Facebook.

Additionally, the Company does not reconcile its forward-looking non-GAAP loss from operations, due to variability between revenues and non-cash items such as stock-based compensation. The GAAP loss from operations includes stock-based compensation expense, which is affected by hiring and retention needs, as well as the future price of Marin’s stock. As a result, a reconciliation of the forward-looking non-GAAP financial measures to the corresponding GAAP measures cannot be made without unreasonable effort.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended June 30, 2023, and its outlook for the future. To access the call, please dial (800) 954-0684 in the United States or (212) 231-2929 internationally with reference to conference ID 13739695. A live webcast of the conference call will be accessible at https://viavid.webcasts.com/starthere.jsp?ei=1622870&tp_key=b8014ed5de. Following the completion of the call through 11:59 p.m. Eastern Time on August 10, 2023, a recorded replay will be available on the Company’s website at http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (844) 512-2921 in the United States or (412) 317-6671 internationally with the recording access code 13739695.

About Marin Software

Marin Software Incorporated’s (NASDAQ: MRIN) mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin Software provides enterprise marketing software for advertisers and agencies to integrate, align, and amplify their digital advertising spend across the web and mobile devices. Marin Software offers a unified SaaS advertising management platform for search, social, and eCommerce advertising. The Company helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco with offices worldwide, Marin Software’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation, amortization of internally developed software and intangible assets, impairment of goodwill and long-lived assets, non-cash expenses related to debt agreements, capitalization of internally developed software, CARES Act employee retention credit, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Facebook. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, amortization of internally developed software and intangible assets, capitalization of internally developed software, impairment of goodwill and long-lived assets, benefit from or provision for income taxes, CARES Act employee retention credit, other income, net, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Facebook. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, impact of investments in product and technology on future operating results, the increasing complexity in marketing, progress on product development efforts, product capabilities, advertiser and customer behavior, and future financial results, including its outlook for the third quarter of 2023. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to successfully implement a restructuring plan that we commenced in July 2023 and the expected costs and savings from the restructuring plan; the amount of digital advertising spend managed by our customers using our products; the extent of customer acceptance, adoption and usage of our MarinOne platform; the productivity of our personnel and other aspects of our business; our ability to maintain or grow sales to new and existing customers; any adverse changes in our relationships with and access to publishers and advertising agencies and strategic business partners, including any adverse changes in our revenue sharing agreement with Google; our ability to raise additional capital; our ability to manage expenses; our ability to retain and attract qualified management, technical and sales and marketing personnel; any delays in the release of updates to our product platform or new features or delays in customer deployment of any such updates or features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; any lingering effects of the global outbreak of COVID-19 on demand for our products and services; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; our ability to maintain or expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; any shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; our ability to maintain the listing of our common stock on the Nasdaq; and adverse changes in general economic or market conditions. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K, which we may file from time to time, and all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of August 3, 2023. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2580

press@marinsoftware.com

Marin Software Incorporated
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	June 30,	December 31,
(Unaudited; in thousands, except par value)	2023	2022
Assets:
Current assets:
Cash and cash equivalents	$18,976	$27,957
Accounts receivable, net	3,992	4,521
Prepaid expenses and other current assets	1,363	2,016
Total current assets	24,331	34,494
Property and equipment, net	3,586	3,213
Right-of-use assets, operating leases	2,638	3,844
Other non-current assets	512	533
Total assets	$31,067	$42,084
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$891	$1,011
Accrued expenses and other current liabilities	3,270	3,513
Operating lease liabilities	1,473	1,645
Total current liabilities	5,634	6,169
Operating lease liabilities, non-current	1,164	2,199
Other long-term liabilities	1,015	1,002
Total liabilities	7,813	9,370
Stockholders’ equity:
Common stock, $0.001 par value	18	17
Additional paid-in capital	358,259	355,996
Accumulated deficit	(334,034)	(322,334)
Accumulated other comprehensive loss	(989)	(965)
Total stockholders’ equity	23,254	32,714
Total liabilities and stockholders’ equity	$31,067	$42,084

Marin Software Incorporated
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited; in thousands, except per share data)	2023	2022	2023	2022
Revenues, net	$4,360	$4,720	$8,943	$9,881
Cost of revenues	3,174	3,203	6,414	6,531
Gross profit	1,186	1,517	2,529	3,350
Operating expenses:
Sales and marketing	1,935	1,588	3,960	3,375
Research and development	2,797	2,980	5,739	5,897
General and administrative	2,442	2,545	4,778	5,014
Total operating expenses	7,174	7,113	14,477	14,286
Loss from operations	(5,988)	(5,596)	(11,948)	(10,936)
Other income, net	215	297	440	3,699
Loss before income taxes	(5,773)	(5,299)	(11,508)	(7,237)
Provision for income taxes	144	75	192	136
Net loss	$(5,917)	$(5,374)	$(11,700)	$(7,373)
Net loss per common share, basic and diluted	$(0.34)	$(0.34)	$(0.68)	$(0.47)
Weighted-average shares outstanding, basic and diluted	17,412	15,651	17,324	15,594

Marin Software Incorporated
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Six Months Ended June 30,
(Unaudited; in thousands)	2023	2022
Operating activities:
Net loss	$(11,700)	$(7,373)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	14	378
Amortization of internally developed software	845	973
Amortization of deferred costs to obtain and fulfill contracts	187	171
Forgiveness of Paycheck Protection Program loan	—	(3,117)
Interest expense	—	—
Loss on disposals of property and equipment and right-of-use assets	—	—
Unrealized foreign currency losses	32	82
Stock-based compensation related to equity awards	2,285	1,657
Provision for bad debts	(390)	(63)
Net change in operating leases	—	(294)
Deferred income tax benefits	—	(77)
Changes in operating assets and liabilities
Accounts receivable	895	727
Prepaid expenses and other assets	479	748
Accounts payable	(125)	(253)
Accrued expenses and other liabilities	(265)	(1,851)
Net cash used in operating activities	(7,743)	(8,292)
Investing activities:
Purchases of property and equipment	—	(13)
Capitalization of internally developed software	(1,157)	(894)
Net cash used in investing activities	(1,157)	(907)
Financing activities:
Repayment of Paycheck Protection Program loan	—	(203)
Employee taxes paid for withheld shares upon equity award settlement	(83)	(95)
Proceeds from employee stock purchase plan, net	(3)	19
Net cash provided by (used in) financing activities	(86)	(279)
Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	5	(97)
Net decrease in cash and cash equivalents and restricted cash	(8,981)	(9,575)
Cash and cash equivalents and restricted cash:
Beginning of period	27,957	47,057
End of the period	$18,976	$37,482

Marin Software Incorporated
Reconciliation of GAAP to Non-GAAP Expenses

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,
(Unaudited; in thousands)	2022	2022	2022	2022	2022	2023	2023
Sales and Marketing (GAAP)	$1,787	$1,588	$1,660	$1,962	$6,997	$2,025	$1,935
Less Stock-based compensation	(175)	(157)	(99)	(165)	(596)	(165)	(184)
Less Restructuring related expenses	—	—	—	—	—	—	—
Sales and Marketing (Non-GAAP)	$1,612	$1,431	$1,561	$1,797	$6,401	$1,860	$1,751
Research and Development (GAAP)	$2,917	$2,980	$3,034	$2,901	$11,832	$2,942	$2,797
Less Stock-based compensation	(224)	(213)	(303)	(256)	(996)	(270)	(305)
Less Restructuring related expenses	(36)	(59)	(76)	—	(171)	—	—
Plus Capitalization of internally developed software	512	408	449	397	1,766	579	578
Research and Development (Non-GAAP)	$3,169	$3,116	$3,104	$3,042	$12,431	$3,251	$3,070
General and Administrative (GAAP)	$2,469	$2,545	$2,923	$2,459	$10,396	$2,336	$2,442
Less Stock-based compensation	(334)	(340)	(405)	(403)	(1,482)	(473)	(627)
Less Restructuring related expenses	—	—	(78)	—	(78)	—	—
Less Third-party subpoena-related expenses	(72)	(99)	(198)	(72)	(441)	(84)	(45)
General and Administrative (Non-GAAP)	$2,063	$2,106	$2,242	$1,984	$8,395	$1,779	$1,770

Marin Software Incorporated
Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,
(Unaudited; in thousands)	2022	2022	2022	2022	2022	2023	2023
Gross Profit (GAAP)	$1,833	$1,517	$1,796	$2,078	$7,224	$1,343	$1,186
Plus Stock-based compensation	124	90	148	119	481	124	137
Plus Amortization of internally developed software	542	431	419	418	1,810	419	426
Plus Restructuring related expenses	17	—	—	—	17	—	—
Gross Profit (Non-GAAP)	$2,516	$2,038	$2,363	$2,615	$9,532	$1,886	$1,749
Operating Loss (GAAP)	$(5,340)	$(5,596)	$(5,821)	$(5,244)	$(22,001)	$(5,960)	$(5,988)
Plus Stock-based compensation	857	800	955	943	3,555	1,032	1,253
Plus Amortization of internally developed software	542	431	419	418	1,810	419	426
Plus Restructuring related expenses	53	59	154	—	266	—	—
Less Capitalization of internally developed software	(512)	(408)	(449)	(397)	(1,766)	(579)	(578)
Plus Third-party subpoena-related expenses	72	99	198	72	441	84	45
Operating Loss (Non-GAAP)	$(4,328)	$(4,615)	$(4,544)	$(4,208)	$(17,695)	$(5,004)	$(4,842)
Net Loss (GAAP)	$(1,999)	$(5,374)	$(5,736)	$(5,118)	$(18,227)	$(5,783)	$(5,917)
Plus Stock-based compensation	857	800	955	943	3,555	1,032	1,253
Plus Amortization of internally developed software	542	431	419	418	1,810	419	426
Plus Restructuring related expenses	53	59	154	—	266	—	—
Less Capitalization of internally developed software	(512)	(408)	(449)	(397)	(1,766)	(579)	(578)
Plus Third-party subpoena-related expenses	72	99	198	72	441	84	45
Less Forgiveness and repayment of Paycheck Protection Program loan	(3,320)	—	—	—	(3,320)	—	—
Net Loss (Non-GAAP)	$(4,307)	$(4,393)	$(4,459)	$(4,082)	$(17,241)	$(4,827)	$(4,771)

Marin Software Incorporated
Calculation of Non-GAAP Earnings Per Share

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,
(Unaudited; in thousands, except per share data)	2022	2022	2022	2022	2022	2023	2023
Net Loss (Non-GAAP)	$(4,307)	$(4,393)	$(4,459)	$(4,082)	$(17,241)	$(4,827)	$(4,771)
Weighted-average shares outstanding, basic and diluted	15,537	15,651	16,030	16,337	15,891	17,235	17,412
Non-GAAP net loss per common share, basic and diluted	$(0.28)	$(0.28)	$(0.28)	$(0.25)	$(1.08)	$(0.28)	$(0.27)

Marin Software Incorporated
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,
(Unaudited; in thousands)	2022	2022	2022	2022	2022	2023	2023
Net Loss	$(1,999)	$(5,374)	$(5,736)	$(5,118)	$(18,227)	$(5,783)	$(5,917)
Depreciation	179	199	57	12	447	11	3
Amortization of internally developed software	542	431	419	418	1,810	419	426
Provision for (benefit from) income taxes	61	75	105	64	305	48	144
Stock-based compensation	857	800	955	943	3,555	1,032	1,253
Capitalization of internally developed software	(512)	(408)	(449)	(397)	(1,766)	(579)	(578)
Restructuring related expenses	53	59	154	—	266	—	—
Other income, net	(3,402)	(297)	(190)	(190)	(4,079)	(225)	(215)
Third-party subpoena-related expenses	72	99	198	72	441	84	45
Adjusted EBITDA	$(4,149)	$(4,416)	$(4,487)	$(4,196)	$(17,248)	$(4,993)	$(4,839)